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                                                                   EXHIBIT 10.24

[WILLCOX INCORPORATED LETTERHEAD]


REINSURED:       SOUTHERN CALIFORNIA PHYSICIANS INSURANCE EXCHANGE,
                 AND/OR S.C.P.I.E. INDEMNITY COMPANY,
                 AND/OR S.C.P.I.E. MANAGEMENT COMPANY,
                 AND/OR AMERICAN HEALTHCARE INDEMNITY COMPANY,
                 AND/OR FG CASUALTY COMPANY,
                 AND/OR S.C.P.I.E. INSURANCE SERVICES. INC.
                 AND/OR S.C.P.I.E. MANAGEMENT SERVICES, INC.
                 BEVERLY HILLS, CALIFORNIA

TYPE:            PER POLICY EXCESS OF LOSS REINSURANCE

BUSINESS
COVERED: Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinical Laboratories.

TERM:            (A)     January 1, 1997 to December 31, 1999 covering claims
                         made on policies inforce, issued or renewed on or after January 1, 1997.

                 (B) It is understood and agreed that if the Reinsurers loss ratio (i.e. the ratio of the Reinsurers losses and L.A.E. incurred to the Company's reinsurance premiums earned net of ceding commission) exceeds 115%, subject to 120 days notice to any December 31, the terms and conditions can be amended subject to mutual agreement between the parties hereto.

                         It is further understood and agreed that the Company shall declare to the Reinsurers hereunder all policies issued providing limits greater than $5,000,000/$5,000,000 per physician, per occurrence. Upon review of such policies should the Reinsurers deem the exposure under this contract to be measurably altered then the terms and conditions hereunder can be amended subject to mutual agreement between the parties hereto.

                         It is specially agreed that in such case the Company will refrain from ceding any new policies for limits greater than $5,000,000/$5,000,000 per physician, per occurrence until such mutual agreement has been attained.

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TERRITORY:        As per the Company's original policies, contracts, or binders.

EXCLUSIONS:       1.      Insolvency Funds.
                  2.      Nuclear Incident - Liability - Reinsurance.

LIMIT AND
RETENTION:        To pay $8,000,000 Ultimate Net Loss each occurrence each
                  policy in excess of $2,000,000 Ultimate Net Loss each occurrence each policy.

MAXIMUM
AGGREGATE:        Reinsurers maximum liability under this contract shall be
                  $8,000,000 during each twelve months period and 175% of Reinsurance Premiums Earned hereunder or $10,000,000
                  (Indemnity plus Loss Adjustment Expenses), whichever is the greater, in all during the contract term.

ANNUAL
DEPOSIT
PREMIUM: $950,000, payable $237,500 quarterly as of each 1/1, 4/1, 7/1 and 10/1 during the contract term. Adjustable as of each December 31 on the basis of "Actual" original gross premium charged by the Company for policy limits excess of $2,000,000 which are issued or renewed during each twelve months period January 1 to December 31 during the term of this contract.

ANNUAL
MINIMUM
PREMIUM:          $950,000 during each twelve months period.

CEDING
COMMISSION:       15%.

PROFIT
COMMISSION:       The Company shall receive a Profit Commission equal to 80% of the net profit accruing to the Reinsurers under this contract, computed as follows:

                  1.      Reinsurance Premiums Earned;
                  2.      Less:  Losses and Loss Adjustment Expenses Incurred;
                  3. Less: Ceding Commission of 15% of Reinsurance Premiums Earned as in (1) above.
                  4. Less: Management expenses of 23.50% of Reinsurance Premiums Earned as in (1) above.

                  Unlimited deficit carryforward to next Treaty period.

                  The term "Profit Commission" shall mean the period January 1, 1997 through December 31, 1999. It is further agreed that the first calculation of Profit Commission shall be computed as of 12/31/97, and annually thereafter, and that payment of any Profit Commission shall be made by the Reinsurers to the Company as of 12/31/01. The Company agrees that payment of any Profit

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PROFIT
COMMISSION:    Commission shall be subject to complete commutation at mutually
(Cont'd)       agreeable terms as respects all losses reported within the Profit
               Commission period. Payment of any Profit Commission by the Reinsurers shall constitute full and final release from all further loss development.

ACCOUNTING:    Premium - Payments within 60 days of respective due date.

               Losses -  Payments within 15 days of receipt of proof of loss.
                          Outstanding losses reported individually as they occur.

GENERAL
CONDITIONS:    Loss Adjustment Expenses to be Pro-Rated.
               Excess of Original Policy Limits Clause.
               80% Extra Contractual Obligations Clause.
               Ultimate Net Loss Clause.
               Net Retained Lines Clause.
               Notice of Loss Clause.
               Loss Funding Clause - Including IBNR (See Attached).
               Commutation Clause.
               Federal Excise Tax Clause.
               Errors and Omissions Clause.
               Insolvency Clause.
               Service of Suit Clause.
               Arbitration Clause.
               Access to Records Clause.
               Willcox Incorporated Intermediary Clause.

REINSURERS
HEREON:        Hannover Ruckversicherungs-Aktiengesellschaft      100.00%
                                                                  -------
                                                   Total          100.00%
                                                                  =======

This Cover Note is to confirm the terms and conditions which have been negotiated between Willcox Incorporated and the participating Reinsurers on your behalf. We request that you review this Cover Note with regard to the specific placement details and subscribing Reinsurers listed herein. In the event that any of these details do not meet with your approval or security of the subscribing Reinsurers does not meet with your requirements, please notify this office immediately. If all is found to be in order please sign and return the enclosed duplicate copy of this Cover Note for completion of our files.



-------------------------------------
Signature


--------------------------------------
Date
                                         Willcox Incorporated


                                         By [SIG]
                                           -------------------------------
                                           Executive Vice President

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                         LOSS FUNDING - INCLUDING IBNR

               THIS IS APPLICABLE TO NON-ADMITTED REINSURERS ONLY


After consultation with their outside Actuaries, Tillinghast, Nelson & Warren Inc., S.C.P.I.E. intends to use the following IBNR factors applied to Gross Reinsurance Premiums for 1997 Letter of Credit Funding purposes applicable to Non-Admitted Reinsurers only:

                                           IBNR
         Period                            Factor
         ------                            ------
         Current Year                      97.00%
         First Development Year            40.00%
         Second Development Year           17.00%
         Third Development Year             7.00%
         Fourth Development Year &
         Subsequent                         2.00%


The Letter of Credit Funding requirement for IBNR will be net of any Specific Case Base Loss Reserves. Therefore, the factors outlined above represent the ceiling for the sum of Specific Case Base Loss Reserves and IBNR. Further, a cap of five times the Gross Reinsurance Premium will apply as the Lifetime IBNR Maximum for each Treaty Year.




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